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                                                                   EXHIBIT 21.01



                                HNC SOFTWARE INC.
                                  SUBSIDIARIES



                                                                JURISDICTION
              NAME OF CORPORATION                              OF ORGANIZATION

         HNC Insurance Solutions, Inc.                           California

          Celerity Technologies, Inc.                               Ohio

         HNC Financial Solutions, Inc.                            Illinois

                ClaimPort, Inc.                                   Delaware

       HNC Software International, Inc.                           Delaware

      Rocky Mountain Merger Corp. (shell)                         Delaware